UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): February 15, 2006


                                  Innovex, Inc.
                       -----------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                       -----------------------------------
                 (State Or Other Jurisdiction Of Incorporation)


000-13143                                               41-1223933
--------------------------------           -------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive
Maple Plain, MN                                           55359
--------------------------------           -------------------------------------
(Address Of Principal Executive Offices)                (Zip Code)



                                 (763) 479-5300
                       -----------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2-4 through 6-8 are not applicable and therefore omitted.

ITEM 1.01   Entry into a Material Definitive Agreement.

Director Compensation

On February 16, 2006, Innovex, Inc. (the "Company") approved the payment of a monthly retainer of $1,000 in addition to the current amounts paid to directors. The monthly retainer was recommended by the Compensation Committee of the Board of Directors of the Company and approved by the Board of Directors.

Employment Agreement with Executive Officers

     Effective February 16, 2006, Innovex, Inc. (the "Company") entered into an employment agreement with Keith Foerster, the Company's Senior Vice President, Development and Sales. Effective February 16, 2006, the Company entered into a similar employment agreement with Terry Dauenhauer, the Company's Senior Vice President and Chief Operating Officer. The employment agreements, a form of which is attached hereto as Exhibit 10.1 (the "Agreement"), were approved by the Compensation Committee of the Board of Directors and the Board of Directors of the Company. Below is a description of the Agreement, which is qualified in its entirety by the Agreement itself. The only difference in the Agreement between the Company and each executive is the effective date of the employment agreement and annual base salary. The Agreement sets Mr. Foerster's annual base salary at $200,000 per year and Mr. Dauenhauer's annual base salary at $224,000 per year, with such base salaries payable on a semi-monthly basis. In this Current Report on Form 8-K, Mr. Foerster and Mr. Dauenhauer will be referred to as the "Executive."

     In addition to the base salary referred to above, the Agreement provides that the Executive will be eligible for a bonus award pursuant to a bonus plan determined by the Board and subject to the terms of the applicable bonus plan. Any bonus awarded may take the form of cash or stock options, or a combination thereof, and must be paid within the two and a half months following the end of the fiscal year. All bonus awards are subject to the Executive's continued employment with the Company through the last day of the fiscal year upon which the bonus is based, except where the Executive's employment is terminated by the Company for good cause or by the Executive for good reason, as such terms are defined in the Agreement. The Company will also reimburse or advance the Executive his ordinary business expenses and provide the Executive with an annual vehicle allowance. The Executive is also eligible for such other employee benefits as are applicable to other employees of the Company. The Executive reports to the Company's Chief Executive Officer.

     The Executive may resign upon 30 days advance written notice to the Company's Chief Executive Officer. During the 30 day notice period, the Executive agrees to provide reasonable assistance in hiring and training his replacement, as requested by the Company. If the Executive terminates his employment for good reason or if the Company terminates the Executive's employment for other than good cause and such termination is not related to a change in control, the Executive will continue to be paid his regular salary and employee benefits for 12 months after the date of termination of employment. If the Executive's employment is terminated without good cause or the Executive resigns for good reason within 12 months following a change of control, as such term is defined in the Agreement, the Executive will receive continuation of his base salary for 12 months, payment of the employer share of his group health and dental premiums for up to 12 months and immediate 100% vesting of any unvested stock options. The change of control benefits are contingent upon the Executive not resigning within 90 days following a change of control. If the Executive or the Company would be subject to excise tax or would be disallowed certain tax deductions, the Company will reduce or eliminate the change in control payments to that neither the Executive or the Employee is subject to such excise tax or disallowance of certain tax deductions.

     If the Executive's employment is terminated by reason of the Executive's disability, as that term is defined in the Agreement, the Executive will receive those benefits available to him under disability plans sponsored by the Company, except that if the Executive is covered under a group short-term disability plan, the Company will continue to pay the Executive 40% of his base salary for the duration of the short-term disability period and if the Executive is covered by a long-term disability plan, the Company will not make any additional payments to the Executive. If the Executive's employment terminates by reason of his death, the Executive's estate will be entitled to the biweekly installment of his base salary otherwise due and payable at the end of the biweekly period in which the Executive dies.

     All severance, change of control or other salary continuation benefits will be reduced by other benefits payable to the Executive by the Company and any unemployment benefits received by the Executive and will be subject to the Executive entering into a standard release agreement in favor of the Company and subject to the Executive's compliance with his obligations as to the Company's confidential information, assignment of inventions, non-competition, non-solicitation and non-interference.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2006, the Governance Committee of the Board of Directors of the Company recommended and the Board of Directors approved the appointment of Kenneth Roering to the Board of Directors. Mr. Roering was also appointed to serve on the Audit Committee and Compensation Committee of the Board of Directors of the Company. On February 21, 2006, the Company issued a press release regarding the appointment of Mr. Roering, attached hereto as Exhibit 99.1.

Additionally, on February 15, 2006, Townsend H. Porter, Jr. resigned from the Board of Directors of the Company for reasons unrelated to a disagreement over the Company's operations, policies or practices.

ITEM 9.01   Financial Statements And Exhibits.

Exhibit No.        Description
-----------        -------------------------------------------------------------
10.1               Form of Employment Agreement effective February 16, 2006
                   between Innovex, Inc. and certain executive officers **
99.1               Press Release issued February 21, 2006

** Compensatory plan, contract or arrangement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           INNOVEX, INC.

                                           By:  /s/ Thomas Paulson
                                              ----------------------------------
                                           Thomas Paulson
                                           Senior Vice President
                                           and Chief Financial Officer

Date:   February 20, 2006